Construction Partners, Inc. Provides
Operational Update Following Hurricane Michael

DOTHAN, AL, October 16, 2018 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today provided an initial update following the landfall of Hurricane Michael and its impact on the Company’s operations.

Charles E. Owens, CPI’s President and Chief Executive Officer, stated, “Our thoughts and prayers are with everyone affected by Hurricane Michael. The storm has had a significant impact on the Florida Panhandle and many surrounding areas. The safety of our employees is our top priority, and we continue to support them and the communities in which we all live and work as recovery from the storm continues. We did not sustain any significant damage at our facilities in Florida or in any of our other markets.”

CPI is currently engaged in a number of projects to support the recovery efforts for local roadways in our storm-affected markets. The Company has resumed operations across all of our markets, following delays last week due to the storm and related power outages in certain areas. While damage assessment and timing are uncertain at this point, new project work will be necessary in certain local markets impacted by the storm. CPI will monitor closely any future storm-related repair project opportunities.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, operating 30 hot mix asphalt plants and nine aggregate facilities. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of CPI’s public projects are maintenance-related. Private sector projects include paving and sitework for residential subdivisions, office and industrial parks, shopping centers and local businesses. To learn more, visit www.constructionpartners.net.

Contact:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600

Forward-Looking Statements

This press release contains forward-looking statements, including our expectations regarding the impact of Hurricane Michael on our operations. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not

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Construction Partners - News Release

be achieved. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. We are still in the initial stages of evaluating the impact of Hurricane Michael on our business, projects and customers. Factors beyond our control could affect our business and results of operations, including the risks described in our Registration Statement on Form S-1 and other filings with the SEC, available at the SEC’s website at www.sec.gov. Except as required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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